As filed with the Securities and Exchange Commission on July 2, 2014

Registration No. 333-175195

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PINNACLE WEST CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

ARIZONA	86-0512431
(State of Incorporation)	(I.R.S. Employer Identification Number)

400 North Fifth Street, PO Box 53999

Phoenix, Arizona 85072-3999

(602) 250-1000

(Address, including zip code and telephone number, including area code,

of registrant’s principal executive offices)

DAVID P. FALCK

Pinnacle West Capital Corporation

400 North Fifth Street, MS 9068

Phoenix, Arizona 85004-3992

(602) 250-1000

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-175195) (the “Registration Statement”) of Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), is to deregister all the shares of the Company’s common stock, no par value (the “Common Stock”), registered but not sold pursuant to the Registration Statement prior to June 25, 2014, consisting of 616,383 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 2, 2014.

Pinnacle West Capital Corporation

By:	/s/ Donald E. Brandt
Donald E. Brandt
Chairman of the Board of Directors, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes James R. Hatfield, Lee R. Nickloy and David P. Falck, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, to file any amendments, including post-effective amendments, to this Registration Statement.

SIGNATURE	TITLE	DATE

/s/ Donald E. Brandt	Principal Executive Officer and Director	July 2, 2014
(Donald E. Brandt, Chairman of the Board of Directors, President and Chief Executive Officer)

/s/ James R. Hatfield	Principal Financial Officer	July 2, 2014
(James R. Hatfield, Executive Vice President and Chief Financial Officer)

/s/ Denise R. Danner	Principal Accounting Officer	July 2, 2014
(Denise R. Danner, Vice President, Controller and Chief Accounting Officer)

	*	Director	July 2, 2014
(Susan Clark-Johnson)

	*	Director	July 2, 2014
(Denis A. Cortese, M.D.)

	*	Director	July 2, 2014
(Richard P. Fox)

	*	Director	July 2, 2014
(Michael L. Gallagher)

	*	Director	July 2, 2014
(Roy A. Herberger, Jr., Ph.D.)

	*	Director	July 2, 2014
(Dale E. Klein, Ph.D.)

	*	Director	July 2, 2014
(Humberto S. Lopez)

	*	Director	July 2, 2014
(Kathryn L. Munro)

	*	Director	July 2, 2014
(Bruce J. Nordstrom)

	*	Director	July 2, 2014
(David P. Wagener)

*By	/s/ James R. Hatfield
James R. Hatfield
Attorney-in-Fact